EX-99.n.1.i

AMENDED AND RESTATED

APPENDIX A

TO THE IVY VARIABLE INSURANCE PORTFOLIOS

RULE 18F-3 MULTI-CLASS PLAN

This Amended and Restated Appendix A, as amended January 16, 2024 (“Appendix A”), to the Ivy Variable Insurance Portfolios Rule 18F-3 Plan dated April 28, 2017 (the “Agreement”), is effective as of February 23, 2024, and supersedes any prior Appendix A to the Agreement.

Ivy Variable Insurance Portfolios	Share Class
Delaware Ivy VIP Asset Strategy	Class I
Class II
Delaware Ivy VIP Balanced	Class II
Delaware Ivy VIP Core Equity	Class II
Delaware Ivy VIP Corporate Bond	Class II
Delaware Ivy VIP Energy	Class I
Class II
Delaware VIP Global Equity	Class II
Delaware Ivy VIP Global Growth	Class II
Delaware Ivy VIP Growth	Class II
Delaware Ivy VIP High Income	Class I
Class II
Delaware Ivy VIP International Core Equity	Class I
Class II
Delaware Ivy VIP Limited-Term Bond	Class II
Delaware Ivy VIP Mid Cap Growth	Class I
Class II
Delaware Ivy VIP Natural Resources	Class II
Delaware Ivy VIP Pathfinder Aggressive	Class II
Delaware Ivy VIP Pathfinder Conservative	Class II
Delaware Ivy VIP Pathfinder Moderate	Class II
Delaware Ivy VIP Pathfinder Moderate – Managed Volatility	Class II
Delaware Ivy VIP Pathfinder Moderately Aggressive	Class II
Delaware Ivy VIP Pathfinder Moderately Aggressive – Managed Volatility	Class II
Delaware Ivy VIP Pathfinder Moderately Conservative	Class II
Delaware Ivy VIP Pathfinder Moderately Conservative – Managed Volatility	Class II
Delaware Ivy VIP Science and Technology	Class I
Class II
Delaware Ivy VIP Real Estate Securities	Class II
Delaware Ivy VIP Smid Cap Core	Class II
Delaware Ivy VIP Small Cap Growth	Class I
Class II
Delaware Ivy VIP Value	Class II